UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 20, 2022

Date of Report (Date of earliest event reported)

Williams Rowland Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40659	86-2603800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Post Road East Westport, CT	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 353-7610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one Redeemable Warrant	WRACU	The New York Stock Exchange
Common Stock, par value $0.0001 per share	WRAC	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	WRACW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in its Current Report on Form 8-K dated December 14, 2022, in connection with the special meeting of stockholders to be held on December 22, 2022, on December 14, 2022, Williams Rowland Acquisition Corp. (the “Company”) had entered into non-redemption agreements with certain stockholders owning, in the aggregate, 297,000 shares of the Company’s common stock, in which such stockholders agreed, among other things, not to redeem or exercise any right to redeem such public shares in connection with the Charter Amendment Proposal. Williams Rowland Sponsor, LLC and Wrac, Ltd, the Sponsors of the Company agreed to transfer founders shares at the time of the business combination at the rate of 15,000 shares per 99,000 shares of Company common stock that the holders do not submit for redemption. The Company also announced that it might enter into other agreements with one or more stockholders in which such stockholders will agree not to redeem all or a portion of their public shares in connection with the Charter Amendment Proposal.

Pursuant to the terms of the non-redemption agreement, the Company also agreed that until the earlier of (a) the consummation of SPAC’s initial business combination; (b) the liquidation of the Trust Account; and (c) two business days prior to the 24 month anniversary of the consummation of SPAC’s initial public offering, SPAC will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations.

The SPAC further confirmed that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due upon a redemption of the Public Shares, including in connection with a liquidation of SPAC if it does not effect a business combination prior to its termination date. Notwithstanding the foregoing, this will not prevent the SPAC from receiving interest to pay income and franchise taxes as permitted by and in accordance with its Investment Management Trust Agreement with Continental Stock Transfer & Trust Company.

Subsequent to December 14, 2022, the Company entered into additional non-redemption agreements substantially in the form filed as Exhibit 10.1 to the Current Report on Form 8-K dated December 14, 2022. An aggregate of 1,841,694 additional shares were subject to these additional agreements for an aggregate of 2,138,694 shares subject to non-redemption agreement.

The foregoing description of the non-redemption agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the form of non-redemption agreement filed herewith.

Item 8.01 Other Events.

David B. Williams, a co-chief executive officer of the Company purchased a total of 741,921 shares of Company common stock at prices ranging from $10.0114-$10.28. Mr. Williams did not vote those shares in connection with the upcoming special meeting and therefore his purchases will have no effect on the likelihood that the proposal will be approved. The purpose of the purchases was to reduce the number of shares likely to be redeemed in connection with the redemption offer.

As of the deadline for redemptions which was 5:00 pm on December 20, 2022, a total of 19,533,865 shares had been submitted for redemption.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2022

WILLIAMS ROWLAND ACQUISITION CORP.

By:	/s/ David B. Williams
Name:	David B. Williams
Title:	Co-Chief Executive Officer

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